United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

October 21, 2016

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

New York, New York  10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 8.01 Other Events.

As part of the September 30, 2016 financial close and reporting process, Overseas Shipholding Group, Inc. (the “Company” or “OSG”) updated its evaluation of the carrying amounts of its vessels to determine whether there had been any events or changes in circumstances indicating that such carrying amounts might not be recovered. The Company concluded that events and changes in circumstances that have occurred since June 30, 2016 do indicate that the carrying amounts of the vessels in its International Flag fleet and U.S. Flag fleet may not be recoverable as of September 30, 2016. All dollar amounts are in thousands.

In connection with the proposed spin-off of the Company’s subsidiary, International Seaways, Inc. (formerly named OSG International, Inc.) (“INSW”), a second amendment to INSW’s Form 10 related to the spin-off was filed on October 21, 2016, which included the following disclosure regarding impairments for the International Flag fleet:

“As part of the September 30, 2016 financial close and reporting process, the Company updated its evaluation of the carrying amounts of its vessels to determine whether there had been any events or changes in circumstances indicating that such carrying amounts might not be recovered. The Company concluded that events and changes in circumstances that have occurred since June 30, 2016 do indicate that the carrying amounts of the vessels in the INSW fleet may not be recoverable as of September 30, 2016. In particular, we have been monitoring the industry wide decline in vessel valuations during 2016 and specifically from June 30, 2016 to September 30, 2016 as well as the decline in forecasted near term charter rates, and concluded that declines in vessel valuations of up to 20% during the quarter ended September 30, 2016 for 28 vessels in its International Flag fleet with carrying values in excess of their estimated market values, constituted an impairment trigger event for these vessels as of September 30, 2016.  Based on preliminary results of such analysis, the Company expects to recognize an impairment charge aggregating approximately $50,000 to $55,000 during the quarter ended September 30, 2016 on two LR1s, an Aframax and a Panamax. The remaining 24 vessels tested had carrying values that were approximately $210,000 in excess of their respective estimated market values.”

For the U.S. Flag fleet, the Company considered changes in circumstances that appeared to be indicative of a continued weakening of the Jones Act crude oil transportation market during the quarter ended September 30, 2016. Such indicators included a decline in the number of Jones Act tank vessels transporting crude oil, which led to (i) increased competition for clean cargoes and the idling of some Jones Act vessels; (ii) a sharp decrease in estimated spot rates for Jones Act Product Carriers and large ATBs between July and September 2016; and (iii) a significant decline in forecasted near term TCE rates reported by a leading third party industry analyst. These factors were viewed as an impairment trigger event. Based on preliminary results of such analysis, the Company expects to recognize an impairment charge aggregating approximately $95,000 to $100,000 during the quarter ended September 30, 2016 on seven of its eight rebuilt Jones Act ATBs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: October 21, 2016	By	/s/ James D. Small III
Name: James D. Small III Title: Senior Vice President, Secretary & General Counsel